Draft

                                                                     Exhibit E
                                                                   to Indenture


THIS AGREEMENT IS SUBJECT TO AN INTERCREDITOR AND SUBORDINATION AGREEMENT DATED OF EVEN DATE HEREWITH BY AND AMONG THE CIT GROUP/BUSINESS CREDIT, INC., AS AGENT FOR THE LENDERS UNDER THE REVOLVING CREDIT AGREEMENT, WILMINGTON TRUST COMPANY, AS AGENT UNDER THE SENIOR NOTE PURCHASE AGREEMENT, UNITED STATES TRUST COMPANY OF NEW YORK, AS TRUSTEE UNDER THE INDENTURE, AND CONSENTED TO BY THE HOLDERS SIGNATORY THERETO, WHICH MATERIALLY AFFECTS CERTAIN PAYMENT RIGHTS, SUBORDINATES CERTAIN OBLIGATIONS AND CERTAIN SECURITY INTERESTS, AND LIMITS RIGHTS TO ENFORCEMENT. ALL PERSONS OR OTHER ENTITIES WHICH AT ANY TIME HOLD INDEBTEDNESS UNDER THIS AGREEMENT ARE BOUND BY THE TERMS OF SUCH INTERCREDITOR AGREEMENT WHICH WILL BE MADE AVAILABLE UPON REQUEST.

                            FORM OF PLEDGE AGREEMENT

          PLEDGE AND SECURITY AGREEMENT dated as of March __, 2000, made by Planet Hollywood International, Inc., a Delaware corporation, All Star Cafe International, Inc., a Florida corporation, Cool Planet, Inc., a Florida corporation, OFFICIAL ALL STAR CAFE, INC., a Nevada corporation, PLANET HOLLYWOOD (CHEFS), INC., a Florida corporation, PLANET HOLLYWOOD (LONDON), INC., a Florida corporation, Planet Hollywood (LP), Inc., a Nevada corporation, Planet Hollywood (New York City), Inc., a Florida corporation, PLANET HOLLYWOOD (PARIS), INC., a Florida corporation, Planet Hollywood (Region V), Inc., a Texas corporation, PLANET HOLLYWOOD (TEL AVIV), INC., a Florida corporation, PLANET HOLLYWOOD (THEATRES), INC., a Florida corporation, PLANET HOSPITALITY HOLDINGS, INC., a Florida corporation, SOUND REPUBLIC, INC., a Florida corporation, PLANET HOLLYWOOD (ORLANDO), INC., a Florida corporation, Planet Hollywood (Region IV), Inc., a Minnesota corporation, Planet Hollywood (Region VI), Inc., a Nevada corporation, PLANET HOLLYWOOD NEW YORK LTD., a Florida limited partnership, SILVER BRACELETS, INC., a Nevada corporation, and PLANET HOLLYWOOD (TROCADERO), L.C., a Florida corporation (collectively, and jointly and severally, the "PLEDGORS" and each individually, a "PLEDGOR"), in favor of UNITED STATES TRUST COMPANY OF NEW YORK, as trustee and collateral agent (the "AGENT") under that certain Indenture (such Indenture, as amended or otherwise modified from time to time, the "INDENTURE"), dated as of the date hereof, among Planet Hollywood International, Inc., the parties whose names and signatures appear on the signature pages thereto under the heading "Subsidiary Guarantors" and the Agent.

                              W I T N E S S E T H:
                               - - - - - - - - - -

          WHEREAS, each Grantor will receive substantial direct and indirect benefits from the Company and the Agent entering into the Indenture and the Holders accepting the Notes as contemplated thereby;

          WHEREAS, it is a condition precedent to the effectiveness of the Indenture that the Pledgors shall have executed and delivered to the Agent a pledge and security agreement providing for the pledge to the Agent of, and the grant to the Agent of a security interest in, (i) certain indebtedness from time to time owing to the Pledgors, (ii) one hundred percent (100%) by number all of the issued and outstanding shares of capital stock of the Domestic Pledged Subsidiaries (as defined herein) from time to time owned by the Pledgors, and
(iii) sixty six and two thirds percent (66.66%) by number all of the issued and outstanding shares of capital stock of the Foreign Pledged Subsidiaries (as defined herein) from time to time owned by the Pledgors;

          WHEREAS, the Pledgors have determined that the execution, delivery and performance of this Agreement directly benefits, and is in the best interest of the Pledgors;

          NOW, THEREFORE, in consideration of the premises and the agreements herein and of other good and valuable consideration, each Pledgor hereby agrees with the Agent as follows:

          SECTION 1. DEFINITIONS. As used in this Agreement, capitalized terms used herein without definition have the meanings specified in the Indenture or if not defined in the Indenture, then in Article 8 or Article 9 of the Uniform Commercial Code (the "CODE") currently in effect in the State of New York, and the following terms have the following meanings:

          "GOVERNMENTAL AUTHORITY" shall mean any nation or government, any federal, state, city, town, municipality, county, local or other political subdivision thereof or thereto and any department, commission, board, bureau, instrumentality, agency or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "MATERIAL ADVERSE EFFECT" shall mean a material adverse effect upon
(i) the business, operations, condition (financial or otherwise), properties of the Company or Planet Hollywood Memorabilia, Inc. individually or the Company and the Subsidiary Guarantors as a whole, (ii) the ability of the Company or Planet Hollywood Memorabilia, Inc. individually or the Company and the Subsidiary Guarantors as a whole to perform their obligations hereunder or under the Indenture, (iii) the legality, validity or enforceability of this Agreement, the Notes or the Indenture, or (iv) saleability or the value of the Memorabilia taken as a whole, as determined by a third party appraiser acceptable to the Agent in its sole discretion.

          SECTION 2. PLEDGE AND GRANT OF SECURITY INTEREST. As collateral security for all of the Obligations (as defined in Section 3 hereof), each Pledgor hereby pledges and collaterally assigns to the Agent, and grants to the Agent a continuing security interest in, the following (collectively, the "PLEDGED COLLATERAL"):

          (a) the indebtedness described in Schedule I hereto (with a separate
Schedule I to be prepared for each Pledgor) and all indebtedness acquired in the future (the "PLEDGED DEBT"), the promissory notes and other instruments evidencing the Pledged Debt, and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Debt;

          (b) the shares of stock, partnership interests, membership interests and all other equity interests now or hereafter owned that is issued by any corporation, partnership, limited liability company, trust or any other Person formed in the United States, whether or not evidenced or represented by any stock certificate, certificated security or any other instrument, including, without limitation, the shares of stock, partnership interests and membership interests set forth in Schedule II hereto (with a separate Schedule II to be prepared for each Pledgor) (individually, a "DOMESTIC PLEDGED SECURITY" and collectively, the "DOMESTIC PLEDGED SECURITIES") issued by ALL STAR CAFE INTERNATIONAL, INC., a Florida corporation, ALL STAR CAFE (NEW YORK), INC., a Florida corporation, COOL PLANET, INC., a Florida corporation, COOL PLANET II, INC., a Florida corporation, PLANET HOLLYWOOD (ATLANTIC CITY), INC., a Florida corporation, PLANET HOLLYWOOD (HONOLULU), INC., a Florida corporation, PLANET HOLLYWOOD (LP), INC., a Nevada corporation, PLANET HOLLYWOOD MEMORABILIA INC., a Florida corporation, PLANET HOLLYWOOD NEW YORK, LTD., a Florida corporation, PLANET HOLLYWOOD (NEW YORK CITY), INC., a Florida corporation, PLANET HOLLYWOOD (ORLANDO), INC., a Florida corporation, PLANET HOLLYWOOD (REGION II), INC., a Florida corporation, Planet Hollywood (Region III), a Florida corporation, PLANET HOLLYWOOD (REGION IV), INC., a Minnesota corporation, PLANET HOLLYWOOD (REGION V), INC., a Texas corporation, PLANET HOLLYWOOD (REGION VI), INC., a Nevada corporation, PLANET HOLLYWOOD (REGION VII), INC., a Florida corporation, PLANET HOLLYWOOD (TEXAS), LTD., a Texas limited partnership, and PLANET HOLLYWOOD (WAREHOUSE), INC., a Florida corporation, MEANT 2 BE, INC., a Nevada corporation, OFFICIAL ALL STAR CAFE, INC., a Nevada corporation, PLANET HOLLYWOOD (LONDON), INC., a Florida corporation, PLANET HOLLYWOOD (PARIS), INC., a Florida corporation, PLANET HOLLYWOOD (TEL AVIV), INC., a Florida corporation, PLANET HOLLYWOOD (THEATRES), INC., a Florida corporation, PLANET HOSPITALITY HOLDINGS, INC., a Florida corporation, SILVER BRACELETS, INC., a Florida corporation, SOUND REPUBLIC, INC., a Florida corporation, 308 AVIATION, INC., a Florida corporation, 308-III AVIATION, INC., a Florida corporation, ALL STAR CAFE (LP), INC., a Nevada corporation, ALL STAR CAFE (REGION V), INC., a Texas corporation, ALL STAR CAFE (REGION VII), INC., a Florida corporation, COOL PLANET I, INC., a Florida corporation, EBCO MANAGEMENT, INC., a Florida corporation, KARMALANNE, INC., a Nevada corporation, PLANET HOLLYWOOD (ASPEN), INC., a Florida corporation, PLANET HOLLYWOOD (CHEFS), INC., a Florida corporation, PLANET HOLLYWOOD (COSTA MESA), INC., a Florida corporation, PLANET HOLLYWOOD (CHICAGO), INC., a Florida corporation, PLANET HOLLYWOOD (GAMING), INC., a Florida corporation, PLANET HOLLYWOOD (MAIL ORDER), INC., a Florida corporation, PLANET HOLLYWOOD (ORLANDO DISTRIBUTION), INC., a Florida corporation, PLANET HOLLYWOOD (PHOENIX), INC., a Florida corporation, PLANET HOLLYWOOD (REGION I), INC., a Florida corporation, PLANET HOLLYWOOD TRANSPORTATION, INC., a Florida corporation, ROCKY PIT, INC., a Nevada corporation, SOUND REPUBLIC I, INC., a Florida corporation, TEN ALPS, INC., a Nevada corporation, Coast Licensing, Inc., a Nevada corporation, PLANET HOLLYWOOD (FRANCE), L.C., a Florida corporation, PLANET HOLLYWOOD (ISRAEL), L.C., a Florida corporation, and PLANET HOLLYWOOD (TROCADERO), L.C., a Florida corporation (each a "DOMESTIC PLEDGED SUBSIDIARY" and collectively, the "DOMESTIC PLEDGED SUBSIDIARIES"), the certificates representing the Domestic Pledged Securities, all warrants, options and other rights, contractual or otherwise, in respect thereof, and all dividends, interest, cash, instruments and other property (including but not limited to, any stock dividend and any distribution in connection with a stock split) from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Domestic Pledged Securities, including, without limitation, by way of redemption, bonus, preference, option rights or otherwise;

          (c) (i) all additional shares of stock, partnership interests, membership interests and all other equity interests from time to time acquired of any Domestic Pledged Subsidiary, (ii) the certificates representing such additional shares, partnership interests, membership interests or other equity interests, as the case may be, and (iii) all options and other rights, contractual or otherwise, in respect thereof and all dividends, distributions, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such additional shares;

          (d) the shares of stock, partnership interests, membership interests and all other equity interests now or hereafter owned that are issued by any corporation, partnership, limited liability company, trust or any other Person formed in any jurisdiction other than within the United States, whether or not evidenced or represented by any stock certificate, certificated security or any other instrument, including, without limitation, the shares of stock, partnership interests and membership interests set forth in Schedule III hereto (with a separate Schedule III to be prepared for each Pledgor) (individually, a "FOREIGN PLEDGED SECURITY" and collectively, the "FOREIGN PLEDGED SECURITIES" and together with the Domestic Pledged Securities, the "PLEDGED SECURITIES") issued by ECE, S.A. de C.V., an Italian corporation, Movie Restaurant Verwaltungs GmbH, a German corporation, Movie Restaurant GmbH & Co. KG, a German corporation, OFFICIAL ALL STAR CAFE (U.K.), LTD., a United Kingdom corporation, Planet Hollywood Amsterdam, BV, a Netherlands corporation, Planet Hollywood Canada, Inc., a Canadian corporation, Planet Hollywood Czech, a.s., a Czechoslovakian corporation, Planet Hollywood Europe, Ltd., a United Kingdom corporation, PLANET HOLLYWOOD (PUERTO RICO), INC., a Puerto Rico corporation, Planet Hollywood Restaruantbetriebsgesettsschaft GmbH, a German corporation, Rivermist Limited, an Irish corporation, RM 46 Restaurant Vermogensverwaltungs GmbH, a German corporation, and Planet Hollywood Restaurant OY, a Finnish corporation, subsidiaries of the Pledgor listed therein (each a "FOREIGN PLEDGED SUBSIDIARY" and collectively, the "FOREIGN PLEDGED SUBSIDIARIES"), the certificates representing the Foreign Pledged Securities, all warrants, options and other rights, contractual or otherwise, in respect thereof, and all dividends, interest, cash, instruments and other property (including but not limited to, any stock dividend and any distribution in connection with a stock split) from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Foreign Pledged Securities, including, without limitation, by way of redemption, bonus, preference, option rights or otherwise;

          (e) (i) all additional shares of stock, partnership interests, membership interests and all other equity interests from time to time acquired of any Foreign Pledged Subsidiary, (ii) the certificates representing such additional shares, partnership interests, membership interests or other equity interests, as the case may be, and (iii) all options and other rights, contractual or otherwise, in respect thereof and all dividends, distributions, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such additional shares; and

          (f) all proceeds of any and all of the foregoing;

in each case, whether now owned or hereafter acquired by any Pledgor and howsoever its respective interest therein may arise or appear (whether by ownership, security interest, claim or otherwise).

          SECTION 3. SECURITY FOR OBLIGATIONS. The security interest created hereby in the Pledged Collateral constitutes continuing collateral security for all of the following obligations (all of which shall be joint and several as between the Pledgors) whether now existing or hereafter incurred (collectively, the "OBLIGATIONS"):

          (a) the due and punctual payment of the principal and premium, if any, of, and interest on, the Notes when and as the same shall be due and payable, by acceleration, repurchase, redemption or otherwise, interest on the overdue principal of and interest (to the extent permitted by law), if any, on the Notes and under the Indenture (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of one or more of the Pledgors); and

          (b) the due performance and observance by each Pledgor of all of its other obligations from time to time existing in respect of the Notes and the Indenture.

          SECTION 4. DELIVERY OF THE PLEDGED COLLATERAL.

          (a) All promissory notes currently evidencing the Pledged Debt and all certificates evidencing shares of stock, partnership interests, member interests and all other equity interests representing the Pledged Securities shall be delivered to the Agent, together with any necessary indorsement and/or appropriate stock transfer form duly executed in blank with respect to such Pledged Securities, on or prior to the execution and delivery of this Agreement. All other promissory notes, bonds, debentures, credit agreements, commercial paper, certificates, confirmations and other instruments constituting Pledged Debt from time to time, and all other certificates evidencing shares of stock, partnership interests, member interests and all other equity interests constituting the Pledged Securities from time to time, shall be pledged to the Agent (the "ADDITIONAL COLLATERAL") shall be delivered to the Agent (or to such other Person as provided for in the Intercreditor Agreement) within ten (10) Business Days of receipt thereof by or on behalf of one or more of the Pledgors. All such promissory notes, bonds, debentures, credit agreements, commercial paper, certificates, confirmations and other instruments, and all such certificated shares of stock, partnership interests, member interests and all other equity interest evidencing the Pledged Securities held by or on behalf of the Agent pursuant hereto or the Intercreditor Agreement and shall be delivered in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Agent. Within ten (10) Business Days of the receipt by any Pledgor of any Additional Collateral, a Pledge Amendment, duly executed by such Pledgor, in substantially the form of Schedule IV hereto (a "PLEDGE AMENDMENT") shall be delivered to the Agent, in respect of the Additional Collateral which are to be pledged pursuant to this Agreement, which Pledge Amendment shall from and after delivery thereof constitute part of Schedules I and II hereto. Each Pledgor hereby authorizes the Agent to attach each Pledge Amendment to this Agreement and agree that all promissory notes, certificates or instruments listed on any Pledge Amendment delivered to the Agent shall for all purposes hereunder constitute Pledged Collateral and such Pledgor shall be deemed upon delivery thereof to have made the representations and warranties set forth in Section 5 with respect to such Additional Collateral.

          (b) If any Pledgor shall receive, by virtue of its being or having been an owner of any Pledged Collateral, any (i) stock certificate (including, without limitation, any certificate representing a stock dividend or distribution in connection with any increase or reduction of capital, reclassification, merger, consolidation, sale of assets, combination of shares, stock split, spinoff or split-off), promissory note or other instrument, (ii) option or right, whether as an addition to, substitution for, or in exchange for, any Pledged Collateral, or otherwise, (iii) dividends payable in cash (except such dividends permitted to be retained by such Pledgor pursuant to Section 7 hereof) or in securities or other property, or (iv) dividends or other distributions in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in surplus, such Pledgor shall receive such stock certificate, promissory note, instrument, option, right, payment or distribution in trust for the benefit of the Agent, shall segregate it from the Pledgor's other property and shall deliver it forthwith to the Agent (or to such other Person as provided for in the Intercreditor Agreement) in the exact form received, with any necessary indorsement and/or appropriate stock powers or stock transfer forms duly executed in blank, to be held by or on behalf of the Agent as Pledged Collateral and as further collateral security for the Obligations.

          SECTION 5. REPRESENTATIONS AND WARRANTIES. Each Pledgor represents and warrants as follows:

          (a) The Pledged Securities have been duly authorized and validly issued, are fully paid and nonassessable and constitute the percentage by number of the capital stock of each Pledged Subsidiary as set forth in Schedules II and III hereto as of the date hereof. All other shares of stock constituting Pledged Collateral will be, when issued, duly authorized and validly issued, fully paid and nonassessable.

          (b) The promissory notes[s] currently evidencing the Pledged Debt have been, and all other promissory notes from time to time evidencing Pledged Debt, when executed and delivered, will have been, duly authorized, executed and delivered by the respective makers thereof, and all such promissory notes are or will be, as the case may be, legal, valid and binding obligations of such makers, enforceable against such makers in accordance with their respective terms, subject as to enforceability to applicable bankruptcy, insolvency, reorganization and similar laws affecting creditors' rights and to general principles of equity.

          (c) It is and will be at all times the legal and beneficial owner of the Pledged Collateral free and clear of any Lien, security interest, option or other charge or encumbrance except for the security interest created by this Agreement and Permitted Liens.

          (d) The exercise by the Agent of any of its rights and remedies hereunder will not contravene any law or any material contractual restriction binding on or affecting it or any of its properties, and will not result in or require the creation of any Lien, security interest or other charge or encumbrance upon or with respect to any of its properties other than pursuant to this Agreement.

          (e) No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required to be obtained or made by it for (i) the due execution, delivery and performance of this Agreement, (ii) the grant, or the perfection, of the security interest purported to be created hereby in the Pledged Collateral, or (iii) the exercise by the Agent of any of its rights and remedies hereunder, except as may be required in connection with any sale of any Pledged Collateral by laws affecting the offering and sale of securities generally.

          (f) This Agreement creates a valid security interest in favor of the Agent in the Pledged Collateral, as security for the Obligations. The possession by the Agent (or its custodian, nominee, bailee or other designee) of the promissory notes, bonds, debentures, credit agreements, commercial paper, certificates, confirmations and other instruments evidencing the Pledged Debt, the certificates evidencing shares of stock, partnership interests, member interests and all other equity interests constituting the Pledged Securities, all other promissory notes, bonds, debentures, credit agreements, commercial paper, certificates, confirmations and other instruments and cash constituting Pledged Collateral from time to time, and all other certificates evidencing shares of stock, partnership interests, member interests and all other equity interests constituting the Pledged Securities from time to time, and the filing under the Code of the financing statement(s) in the offices described in
Schedule VIII to the Security Agreement results in the perfection of such security interest in any instruments and certificated securities constituting Pledged Collateral. If any Pledged Collateral consists of uncertificated securities, unless the immediately succeeding sentence is applicable thereto, the Agent's security interest therein will be perfected when the Agent (or its custodian, nominee or other designee ) becomes the registered holder thereof, or upon the agreement of each issuer that it will comply with instructions originated by the Agent with respect to such securities without further consent by any Pledgor. If any Pledged Collateral consists of security entitlements, the Agent's security interest therein will be perfected upon the filing of appropriate UCC-1 Financing Statements, signed by the Pledgor hereby pledging such security entitlements, or upon the agreement of any applicable securities intermediary to comply with entitlement orders by the Agent without further consent by any Pledgor. Such security interest is, or in the case of Pledged Collateral in which any Pledgor obtains rights after the date hereof, will be, a perfected security interest having the priority set forth in the Intercreditor Agreement. All action necessary to perfect and protect such security interest has been duly taken, except for the Agent's (or the Agent's custodian, nominee, bailee or other designee ) having possession of the promissory notes, bonds, debentures, credit agreements, commercial paper, certificates, confirmations and other instruments and cash constituting Pledged Collateral, and of the certificated shares of stock, partnership interests, member interests and all other equity interests constituting the Pledged Securities, after the date hereof and obtaining control of uncertificated securities and securities entitlements constituting Pledged Collateral after the date hereof.

          (g) There is no pending or, to the best of its knowledge, threatened action, suit, proceeding or claim before any court or other Governmental Authority or any arbitrator, or any order, judgment or award by any court or other Governmental Authority or arbitrator, that may adversely affect the grant or the perfection of the security interest purported to be created hereby in the Pledged Collateral, or the exercise by the Agent of any of its rights or remedies hereunder.

          SECTION 6. COVENANTS AS TO THE PLEDGED COLLATERAL. So long as any Obligations shall remain outstanding, each Pledgor will, unless the Agent shall otherwise consent in writing:

          (a) keep adequate records concerning the Pledged Collateral and permit the Agent or any agents or representatives thereof at any time or from time to time to examine and make copies of and abstracts from such records;

          (b) at their expense (which obligation shall be joint and several in nature), upon the request of the Agent, promptly deliver to the Agent a copy of each material notice or other communication received by it in respect of the Pledged Collateral;

          (c) at their expense (which obligation shall be joint and several in nature), defend the Agent's right, title and security interest in and to the Pledged Collateral against the claims of any Person;

          (d) at their expense (which obligation shall be joint and several in nature), at any time and from time to time, promptly execute and deliver all further instruments and documents and take all further action that may be necessary or that the Agent may reasonably request in order to (i) perfect and protect the security interest purported to be created hereby, (ii) enable the Agent to exercise and enforce its rights and remedies hereunder in respect of the Pledged Collateral, or (iii) otherwise effect the purposes of this Agreement, including, without limitation, delivering to the Agent, after the occurrence and during the continuation of an Event of Default, irrevocable proxies in respect of the Pledged Collateral;

          (e) not sell, assign (by operation of law or otherwise), exchange or otherwise dispose of any Pledged Collateral or any interest therein except as permitted by Section 7(a)(i) hereof;

          (f) not create or suffer to exist any Lien, security interest or other charge or encumbrance upon or with respect to any Pledged Collateral except for the security interest created hereby and Permitted Liens;

          (g) not make or consent to any amendment or other modification or waiver with respect to any Pledged Collateral or enter into any agreement or permit to exist any restriction with respect to any Pledged Collateral other than pursuant to the Indenture and applicable securities laws;

          (h) not permit the issuance of (i) any additional shares of any class of capital stock of a Pledged Subsidiary, (ii) any securities convertible voluntarily by the holder thereof or automatically upon the occurrence or non-occurrence of any event or condition into, or exchangeable for, any such shares of capital stock, or (iii) any warrants, options, contracts or other commitments entitling any Person to purchase or otherwise acquire any such shares of capital stock; and

          (i) not take or fail to take any action which would in any manner impair the enforceability of the Agent's security interest in any Pledged Collateral.

          SECTION 7. VOTING RIGHTS, DIVIDENDS, ETC. IN RESPECT OF THE PLEDGED COLLATERAL.

          (a) So long as no Event of Default shall have occurred and be continuing:

                    (i) each Pledgor may exercise any and all voting and other consensual rights pertaining to any Pledged Collateral for any purpose not inconsistent with the terms of this Agreement, the Notes and the Indenture; PROVIDED, HOWEVER, that (A) each such Pledgor will not exercise or refrain from exercising any such right, as the case may be, if the Agent gives it notice that, in the Agent's reasonable judgment, such action would have a Material Adverse Effect upon such Pledged Collateral, and (B) each such Pledgor will give the Agent at least five (5) Business Days' notice of the manner in which it intends to exercise, or the reasons for refraining from exercising, any such right which is reasonably likely to have a material adverse effect upon such Pledged Collateral;

                    (ii) each Pledgor may receive and retain any and all dividends, interest or other amounts paid in respect of the Pledged Collateral; PROVIDED, HOWEVER, that any and all (A) dividends and interest paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of or in exchange for, any Pledged Collateral,
          (B) dividends and other distributions paid or payable in cash in respect of any Pledged Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in surplus, and (C) cash paid, payable or otherwise distributed in redemption of, or in exchange for, any Pledged Collateral, shall be, and shall forthwith be delivered to the Agent to hold as, Pledged Collateral or be applied to the Obligations in the sole discretion of the Agent and shall, if received by such Pledgor, be received in trust for the benefit of the Agent, shall be segregated from the other property or funds of such Pledgor, and shall be forthwith delivered to the Agent in the exact form received with any necessary indorsement and/or appropriate stock powers duly executed in blank, to be held by the Agent as Pledged Collateral and as further collateral security for the Obligations; and

                    (iii) the Agent will execute and deliver (or cause to be executed and delivered) to each Pledgor all such proxies and other instruments as such Pledgor may reasonably request for the purpose of enabling such Pledgor to exercise the voting and other rights which it is entitled to exercise pursuant to paragraph (i) of this Section 7(a) and to receive the dividends which it is authorized to receive and retain pursuant to paragraph (ii) of this Section 7(a).

          (b) Subject to the terms of the Intercreditor Agreement, upon the occurrence and during the continuance of an Event of Default:

                    (i) all rights of each Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to paragraph (i) of subsection (a) of this Section 7, and to receive the dividends and interest payments which it would otherwise be authorized to receive and retain pursuant to paragraph
          (ii) of subsection (a) of this Section 7, shall cease, and all such rights shall thereupon become vested in the Agent which shall thereupon have the sole right to exercise such voting and other consensual rights and to receive and hold as Pledged Collateral such dividends and interest payments;

                    (ii) the Agent is authorized to notify each debtor with respect to the Pledged Debt to make payment directly to the Agent and may collect any and all monies due or to become due to each Pledgor in respect of the Pledged Debt and each Pledgor hereby authorizes each such debtor to make such payment directly to the Agent without any duty of inquiry;

                    (iii) without limiting the generality of the foregoing, the Agent may at its option exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any of the Pledged Collateral as if it were the absolute owner thereof, including, without limitation, the right to exchange, in its discretion, any and all of the Pledged Collateral upon the merger, consolidation, reorganization, recapitalization or other adjustment of a Pledged Subsidiary, or upon the exercise by a Pledged Subsidiary of any right, privilege or option pertaining to any Pledged Collateral, and, in connection therewith, to deposit and deliver any and all of the Pledged Collateral with any committee, depository, transfer agent, registrar or other designated agent upon such terms and conditions as it may determine; and

                    (iv) all dividends and interest payments which are received by each Pledgor contrary to the provisions of paragraph (i) of this
          Section 7(b) shall be received in trust for the benefit of the Agent, shall be segregated from other funds of such Pledgor, and shall be forthwith paid over to the Agent as Pledged Collateral in the exact form received with any necessary indorsement and/or appropriate stock powers duly executed in blank, to be held by the Agent as Pledged Collateral and as further collateral security for the Obligations.

          SECTION 8. ADDITIONAL PROVISIONS CONCERNING THE PLEDGED COLLATERAL.

          (a) Each Pledgor hereby authorizes the Agent to file, without the signature of the Pledgor where permitted by law, one or more financing or continuation statements, and amendments thereto, relating to the Pledged Collateral.

          (b) Each Pledgor hereby irrevocably appoints the Agent such Pledgor's attorney-in-fact and proxy, with full authority in the place and stead of such Pledgor and in the name of such Pledgor or otherwise, from time to time in the Agent's discretion exercised reasonably and during the continuance of an Event of Default, to take any action and to execute any instrument which the Agent may deem necessary or reasonably advisable to accomplish the purposes of this Agreement (subject to the rights of such Pledgor under Section 7(a) hereof), including, without limitation, to receive, indorse and collect all instruments made payable to such Pledgor representing any dividend, interest payment or other distribution in respect of any Pledged Collateral and to give full discharge for the same.

          (c) During the occurrence and continuance of an Event of Default, if any Pledgor fails to perform any agreement or obligation contained herein, the Agent itself may perform, or cause performance of, such agreement or obligation, and the expenses of the Agent incurred in connection therewith shall be payable by the Pledgors (such obligation being joint and several in nature) pursuant to
Section 10 hereof.

          (d) Other than the exercise of reasonable care to assure the safe custody of the Pledged Collateral while held hereunder, the Agent shall have no duty or liability to preserve rights pertaining thereto and shall be relieved of all responsibility for the Pledged Collateral upon surrendering it or tendering surrender of it to one or more of the Pledgors. The Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially equal to that which the Agent accords its own property, it being understood that the Agent shall not have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders, or other matters relating to any Pledged Collateral, whether or not the Agent has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any parties with respect to any Pledged Collateral.

          (e) The Agent may at any time after the occurrence and during the continuation of an Event of Default in its discretion (i) without notice to any of the Pledgors, transfer or register in the name of the Agent or any of its nominees any or all of the Pledged Collateral, subject only to the revocable rights of such Pledgor(s) under Section 7(a) hereof, and (ii) exchange certificates or instruments constituting Pledged Collateral for certificates or instruments of smaller or larger denominations.

          SECTION 9. REMEDIES UPON EVENT OF DEFAULT. If any Event of Default shall have occurred and be continuing:

          (a) The Agent may exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all of the rights and remedies of a secured party on default under the Code then in effect in the State of New York; and without limiting the generality of the foregoing and without notice except as specified below, sell the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange or broker's board or elsewhere, at such price or prices and on such other terms as the Agent may deem commercially reasonable. Each Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten (10) Business Days' notice to such Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Agent shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. The Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

          (b) Each Pledgor recognizes that it is impracticable to effect a public sale of all or any part of the Pledged Securities or any other securities constituting Pledged Collateral and that the Agent may, therefore, determine to make one or more private sales of any such securities to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such securities for their own account, for investment and not with a view to the distribution or resale thereof. Each Pledgor acknowledges that any such private sale may be at prices and on terms less favorable to the seller than the prices and other terms which might have been obtained at a public sale and, notwithstanding the foregoing, agrees that such private sales shall be deemed to have been made in a commercially reasonable manner and that the Agent shall have no obligation to delay sale of any such securities for the period of time necessary to permit the issuer of such securities to register such securities for public sale under the Securities Act of 1933, as amended (the "SECURITIES ACT"). Each Pledgor further acknowledges and agrees that any offer to sell such securities which has been (i) publicly advertised on a BONA FIDE basis in a newspaper or other publication of general circulation in the financial community of New York, New York (to the extent that such an offer may be so advertised without prior registration under the Securities Act), or (ii) made privately in the manner described above to not less than fifteen (15) bona FIDE offerees shall be deemed to involve a "public sale" for the purposes of Section 9-504(3) of the Code (or any successor or similar, applicable statutory provision) as then in effect in the State of New York, notwithstanding that such sale may not constitute a "public offering" under the Securities Act, and that the Agent may, in such event, bid for the purchase of such securities.

          (c) Any cash held by the Agent as Pledged Collateral and all cash proceeds received by the Agent in respect of any sale of, collection from, or other realization upon, all or any part of the Pledged Collateral may, in the discretion of the Agent, be held by the Agent as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Agent pursuant to Section 10 hereof) in whole or in part by the Agent against, all or any part of the Obligations in such order as the Agent shall elect consistent with the provisions of the Indenture. Any surplus of such cash or cash proceeds held by the Agent and remaining after payment in full of all of the Obligations shall be paid over to the relevant Pledgor or to such person as may be lawfully entitled to receive such surplus.

          (d) In the event that the proceeds of any such sale, collection or realization are insufficient to pay all amounts to which the Agent or any Lender is legally entitled, the Pledgors shall be jointly and severally liable for the deficiency, together with interest thereon at the highest rate specified in the Notes for interest on overdue principal thereof or such other rate as shall be fixed by applicable law, together with the costs of collection and the reasonable fees of any attorneys employed by the Agent and any Lender to collect such deficiency.

          SECTION 10. INDEMNITY AND EXPENSES.

          (a) The Pledgors agree jointly and severally to indemnify the Agent from and against any and all claims, losses and liabilities growing out of or resulting from this Agreement (including, without limitation, enforcement of this Agreement), except claims, losses or liabilities resulting from the Agent's gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction.

          (b) The Pledgors shall be jointly and severally obligated for, and will promptly pay to the Agent, the amount of any and all reasonable costs and expenses, including the reasonable fees and disbursements of the Agent's counsel and of any experts and agents, which the Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any Pledged Collateral, (iii) the exercise or enforcement of any of the rights of the Agent or any of the Lenders hereunder, or (iv) the failure by any of the Pledgors to perform or observe any of the provisions hereof.

          SECTION 11. NOTICES, ETC. All notices and other communications provided for hereunder shall be in writing and shall be mailed (by certified mail, postage prepaid and return receipt requested), telecopied or delivered, if to a Pledgor, to the address for the Company specified in the Indenture, and if to the Agent, to it at its address specified in the Indenture, or as to either such Person at such other address as shall be designated by such Person in a written notice to such other Person complying as to delivery with the terms of this Section 11. All such notices and other communications shall be effective
(i) if sent by certified mail, return receipt requested, when received or three
(3) Business Days after mailing, whichever first occurs, (ii) if telecopied, when transmitted and confirmation is received, provided same is on a Business Day and, if not, on the next Business Day, or (iii) if delivered, upon delivery, provided same is on a Business Day and, if not, on the next Business Day.

          SECTION 12. CONSENT TO JURISDICTION, ETC.

          (a) Any legal action or proceeding with respect to this Agreement or any document related thereto may be brought in the courts of the State of New York located in the borough of Manhattan or of the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, each Pledgor hereby accepts unconditionally the jurisdiction of the aforesaid courts. Each Pledgor hereby irrevocably waives any objection, including, without limitation, any objection to the laying of venue or based on the grounds of FORUM NON CONVENIENS, which such Pledgor may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.

          (b) Each Pledgor irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such Pledgor at its address referred to in Section 11 hereof.

          (c) Nothing contained in this Section 12 shall affect the right of the Agent to serve legal process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against one or more of the Pledgors in any other jurisdiction.

          SECTION 13. WAIVER OF JURY TRIAL. EACH OF THE PLEDGORS AND THE AGENT (BY ACCEPTING THIS AGREEMENT) WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THIS AGREEMENT AND AGREES THAT ANY SUCH ACTION, PROCEEDING OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

          SECTION 14. MISCELLANEOUS.

          (a) No amendment of any provision of this Agreement shall be effective unless it is in writing and signed by the relevant Pledgor and the Agent, and no waiver of any provision of this Agreement, and no consent to any departure by such Pledgor therefrom, shall be effective unless it is in writing and signed by the Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          (b) No failure on the part of the Agent to exercise, and no delay in exercising, any right hereunder or under any other document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the Agent provided herein are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights of the Agent under any document against any party thereto are not conditional or contingent on any attempt by the Agent to exercise any of its rights under any other document against such party or against any other person.

          (c) Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

          (d) This Agreement shall create a continuing security interest in the Pledged Collateral and shall (i) remain in full force and effect until the payment in full or release of the Obligations, and (ii) be binding on the Pledgors and by its acceptance hereof, the Agent, and their respective successors and assigns and shall inure, together with all rights and remedies of the Agent hereunder, to the benefit of the Pledgors, the Agent and its successors, transferees and assigns. Without limiting the generality of clause
(ii) of the immediately preceding sentence, the Agent may assign or otherwise transfer its rights and obligations under this Agreement to any other Person pursuant to the terms of the Indenture, and such other Person shall thereupon become vested with all of the benefits in respect thereof granted to the Agent herein or otherwise. Upon any such assignment or transfer, all references in this Agreement to the Agent shall mean the assignee of the Agent. None of the rights or obligations of any of the Pledgors hereunder may be assigned or otherwise transferred without the prior written consent of the Agent.

          (e) Upon the satisfaction in full of Obligations, (i) this Agreement and the security interest created hereby shall terminate and all rights to the Pledged Collateral shall revert to each respective Pledgor, and (ii) the Agent will, upon such Pledgor's request, and at such Pledgor's expense, promptly (A) return to such Pledgor such of the Pledged Collateral as shall not have been sold or otherwise disposed of or applied pursuant to the terms hereof, and (B) execute and deliver to such Pledgor, without recourse, representation or warranty, such documents as such Pledgor shall reasonably request to evidence such termination.

          (f) This Agreement shall be governed by and construed in accordance with the law of the State of New York, except as required by mandatory provisions of law and except to the extent that the validity and perfection or the perfection and the effect of perfection or non-perfection of the security interest created hereby, or remedies hereunder, in respect of any particular Pledged Collateral are governed by the law of a jurisdiction other than the State of New York.

          (g) This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.

          IN WITNESS WHEREOF, the Pledgors have caused this Agreement to be executed and delivered by its officer thereunto duly authorized, as of the date first above written.

                                    PLEDGORS:


                                    PLANET HOLLYWOOD INTERNATIONAL, INC.


                                    By:__________________________
                                       Name:  Thomas Avallone
                                       Title:  Chief Financial Officer



                                     ALL STAR CAFE INTERNATIONAL, INC.


                                     By:__________________________
                                        Name:  Thomas Avallone
                                        Title:  Chief Financial Officer



                                      COOL PLANET, INC.


                                      By:__________________________
                                         Name:  Thomas Avallone
                                         Title:  Chief Financial Officer



                                      OFFICIAL ALL STAR CAFE, INC.


                                      By:__________________________
                                         Name:  Thomas Avallone
                                         Title:  Chief Financial Officer



                                      PLANET HOLLYWOOD (CHEFS), INC.


                                      By:__________________________
                                         Name:  Thomas Avallone
                                         Title:  Chief Financial Officer



                                       PLANET HOLLYWOOD (LONDON), INC.


                                       By:__________________________
                                          Name:  Thomas Avallone
                                          Title:  Chief Financial Officer



                                       PLANET HOLLYWOOD (LP), INC.


                                       By:__________________________
                                          Name:  Thomas Avallone
                                          Title:  Chief Financial Officer



                                        PLANET HOLLYWOOD (NEW YORK CITY), INC.


                                         By:__________________________
                                            Name:  Thomas Avallone
                                            Title:  Chief Financial Officer



                                         PLANET HOLLYWOOD (PARIS), INC.


                                          By:__________________________
                                             Name:  Thomas Avallone
                                             Title:  Chief Financial Officer



                                          PLANET HOLLYWOOD (REGION V), INC.


                                           By:__________________________
                                              Name:  Thomas Avallone
                                              Title:



                                          PLANET HOLLYWOOD (TEL AVIV), INC.


                                          By:__________________________
                                             Name:  Thomas Avallone
                                             Title:  Chief Financial Officer



                                           PLANET HOLLYWOOD (THEATRES), INC.


                                           By:__________________________
                                              Name:  Thomas Avallone
                                              Title:  Chief Financial Officer



                                           SILVER BRACELETS, INC.


                                           By:__________________________
                                              Name:  Thomas Avallone
                                              Title:  Chief Financial Officer



                                           SOUND REPUBLIC, INC.


                                           By:__________________________
                                              Name:  Thomas Avallone
                                              Title:  Chief Financial Officer



                                           PLANET HOLLYWOOD (REGION IV), INC.


                                           By:__________________________
                                              Name:  Thomas Avallone
                                              Title:  Chief Financial Officer



                                           PLANET HOLLYWOOD (REGION VI), INC.


                                           By:__________________________
                                              Name:  Thomas Avallone
                                              Title:  Chief Financial Officer



                                           PLANET HOLLYWOOD (TROCADERO), L.C.


                                           By: __________________________
                                               Name:  Thomas Avallone
                                               Title:  Chief Financial Officer



                                           PLANET HOLLYWOOD NEW YORK LTD.

                                           By:   PLANET HOLLYWOOD INTER-
                                                 NATIONAL, INC.,
                                                 its General Partner


                                           By: __________________________
                                               Name:  Thomas Avallone
                                               Title:  Chief Financial Officer




ACCEPTED AND AGREED:

THE CIT GROUP/BUSINESS CREDIT, INC.,
as Agent


By:____________________________________
     Name:  Mitchell Drucker
     Title:  Senior Vice President

                         SCHEDULE I TO PLEDGE AGREEMENT

                          -----------------------------

                                  PLEDGED DEBT


                                                             PRINCIPAL AMOUNT
NAME OF MAKER        NAME OF PAYEE      DESCRIPTION          OUTSTANDING AS OF
-------------        -------------      -----------          -----------------

                         SCHEDULE II TO PLEDGE AGREEMENT

                         ------------------------------

                           DOMESTIC PLEDGED SECURITIES

                                                         CERTIFICATE
NAME OF ISSUER       NUMBER OF SHARES      CLASS            NO.(S)
--------------       ----------------      -----            ------

                        SCHEDULE III TO PLEDGE AGREEMENT

                         ------------------------------

                           FOREIGN PLEDGED SECURITIES

                                                          CERTIFICATE
NAME OF ISSUER      NUMBER OF SHARES        CLASS            NO.(S)
--------------      ----------------        -----            ------

                                   SCHEDULE IV

                                       TO

                                PLEDGE AGREEMENT

                                PLEDGE AMENDMENT

          This Pledge Amendment, dated ___________________, is delivered pursuant to Section 4 of the Pledge Agreement referred to below. The undersigned hereby agrees that this Pledge Amendment may be attached to the Pledge Agreement, dated March __, 2000, as it may heretofore have been or hereafter may be amended or otherwise modified or supplemented from time to time and that the promissory notes or shares listed on this Pledge Amendment shall be and become part of the Pledged Collateral referred to in said Pledge Agreement and shall secure all of the Obligations referred to in said Pledge Agreement.

                                  PLEDGED DEBT


                                                          PRINCIPAL AMOUNT
NAME OF MAKER      NAME OF PAYEE      DESCRIPTION        OUTSTANDING AS OF
-------------      -------------      -----------        -----------------



                           DOMESTIC PLEDGED SECURITIES

NAME OF ISSUER     NUMBER OF SHARES    CLASS            CERTIFICATE NO.(S)
--------------     ----------------    -----            ------------------



                           FOREIGN PLEDGED SECURITIES

NAME OF ISSUER    NUMBER OF SHARES      CLASS            CERTIFICATE NO.(S)
--------------    ----------------      -----            ------------------



                                       --------------------------------------


                                       By:  ___________________________________
                                            Name:______________________________
                                            Title:_____________________________